UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2016 (June 23, 2016)

Business Development Corporation of America

(Exact name of Registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

814-00821	27-2614444
(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (212) 415-6500

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2016, the Company, pursuant to an affirmative vote of stockholders at the Company’s 2016 Annual Meeting of Stockholders, entered into the Third Amended and Restated Advisory and Management Services Agreement (the “Amended Advisory Agreement”) between the Company and its investment adviser, BDCA Adviser, LLC (the “Adviser”). The Amended Advisory Agreement amends the manner in which the income incentive fee payable by the Company to the Adviser is earned and calculated. Specifically, under the Amended Advisory Agreement, the hurdle rate required for the Adviser to earn, and be paid, the income incentive fee is expressed as a percentage of the Company’s net assets rather than “Adjusted Capital” (as defined below), as it was previously calculated under the then-existing advisory and management services agreement (the “Prior Advisory Agreement”).

Under the Amended Advisory Agreement, the applicable percentages related to the incentive fee on income, including the hurdle rate, remain the same as those in the Prior Advisory Agreement. Accordingly, the incentive fee on income will be calculated and payable quarterly in arrears and equal 20.0% of pre-incentive fee net investment income for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on the Company’s net assets, equal to 1.75% per quarter, or an annualized hurdle rate of 7.0%.

The Prior Advisory Agreement defined “Adjusted Capital” to mean the amount of money received from sales of the Company’s common stock (including reinvested dividends) minus distributions paid to stockholders and amounts paid for share repurchases pursuant to the Company’s share repurchase program. Since the Company’s continuous initial public offering closed to new investments in April 2015, the Company believes Adjusted Capital is no longer a relevant metric. The Company believes net assets is a more appropriate metric for the Company for calculating the income incentive fee payable by the Company to the Adviser, which is also more in line with incentive income fees paid by the Company’s industry peers.

Information regarding the material relationships between the Company and affiliates of the Adviser is set forth in Part I—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—“Related Party Transactions and Agreements” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 9, 2016, and is incorporated herein by reference.

The foregoing description of the Amended Advisory Agreement, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the Amended Advisory Agreement which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Third Amended and Restated Investment Advisory and Management Services Agreement, dated as of June 23, 2016, by and between the Company and the Adviser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Business Development Corporation of America

Date: June 24, 2016	By:	/s/ Peter M. Budko
Name: Peter M. Budko
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Third Amended and Restated Investment Advisory and Management Services Agreement, dated as of June 23, 2016, by and between the Company and the Adviser.

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